Filed pursuant to Rule 433

Registration No. 333—162380

February 21, 2012

Pricing Details on BHP Billiton Senior 1.000% Fixed Rate Notes due 2015

Issuer:	BHP Billiton Finance (USA) Limited

Guarantors:	BHP Billiton Plc and BHP Billiton Limited

Security:	1.000% Guaranteed Senior Notes due 2015 (the “2015 Notes”)

Format:	SEC Registered

Principal Amount:	US$1,000,000,000

Denomination:	The 2015 Notes will be issued in denominations of US$2,000 and integral multiples of US$1,000

Pricing Date:	February 21, 2012

Settlement Date:	February 24, 2012

Maturity Date:	February 24, 2015

Interest Payment Dates:	August 24 and February 24 of each year, commencing on August 24, 2012

Public Offering Price:	Per Note: 99.791%. Total: US$997,910,000

Proceeds to Issuer:	US$995,410,000

Treasury Benchmark:	0.250% due February 15, 2015

Treasury Price and Yield:	99-13, 0.451%

Spread to Benchmark Treasury:	62 bps

Re-offer Yield:	1.071%

Coupon:	1.000%

Ranking:	The 2015 Notes are unsecured and will rank equally with all of the Issuer’s other unsecured and unsubordinated indebtedness

Use of Proceeds:	General corporate purposes, including repayment of commercial paper and repayment of US$625 million global bonds due March 29, 2012 and €1,250 million medium-term notes due April 4, 2012

Joint Active Book-Running Managers:	Barclays Capital Inc. J.P. Morgan Securities LLC

Joint Passive Book-Running Managers:	BNP Paribas Securities Corp. RBS Securities Inc. UBS Securities LLC

CUSIP:	055451AN8

ISIN:	US055451AN84

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free at 1-888-603-5847 or emailing barclaysprospectus@broadridge.com or by calling J.P. Morgan Securities LLC on 1-212-834-4533.

Filed pursuant to Rule 433

Registration No. 333—162380

February 21, 2012

Pricing Details on BHP Billiton Senior 1.625% Fixed Rate Notes due 2017

Issuer:	BHP Billiton Finance (USA) Limited

Guarantors:	BHP Billiton Plc and BHP Billiton Limited

Security:	1.625% Guaranteed Senior Notes due 2017 (the “2017 Notes”)

Format:	SEC Registered

Principal Amount:	US$1,250,000,000

Denomination:	The 2017 Notes will be issued in denominations of US$2,000 and integral multiples of US$1,000

Pricing Date:	February 21, 2012

Settlement Date:	February 24, 2012

Maturity Date:	February 24, 2017

Interest Payment Dates:	August 24 and February 24 of each year, commencing on August 24, 2012

Public Offering Price:	Per Note: 99.728%. Total: US$1,246,600,000

Proceeds to Issuer:	US$1,242,225,000

Treasury Benchmark:	0.875% due January 31, 2017

Treasury Price and Yield:	99-26 1/4, 0.912%

Spread to Benchmark Treasury:	77 bps

Re-offer Yield:	1.682%

Coupon:	1.625%

Ranking:	The 2017 Notes are unsecured and will rank equally with all of the Issuer’s other unsecured and unsubordinated indebtedness

Use of Proceeds:	General corporate purposes, including repayment of commercial paper and repayment of US$625 million global bonds due March 29, 2012 and €1,250 million medium-term notes due April 4, 2012

Joint Active Book-Running Managers:	Barclays Capital Inc. J.P. Morgan Securities LLC

Joint Passive Book-Running Managers:	BNP Paribas Securities Corp. RBS Securities Inc. UBS Securities LLC

CUSIP:	055451AP3

ISIN:	US055451AP33

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free at 1-888-603-5847 or emailing barclaysprospectus@broadridge.com or by calling J.P. Morgan Securities LLC on 1-212-834-4533.

Filed pursuant to Rule 433

Registration No. 333—162380

February 21, 2012

Pricing Details on BHP Billiton Senior 2.875% Fixed Rate Notes due 2022

Issuer:	BHP Billiton Finance (USA) Limited

Guarantors:	BHP Billiton Plc and BHP Billiton Limited

Security:	2.875% Guaranteed Senior Notes due 2022 (the “2022 Notes”)

Format:	SEC Registered

Principal Amount:	US$1,000,000,000

Denomination:	The 2022 Notes will be issued in denominations of US$2,000 and integral multiples of US$1,000

Pricing Date:	February 21, 2012

Settlement Date:	February 24, 2012

Maturity Date:	February 24, 2022

Interest Payment Dates:	August 24 and February 24 of each year, commencing on August 24, 2012

Public Offering Price:	Per Note: 99.064%. Total: US$990,640,000

Proceeds to Issuer:	US$986,140,000

Treasury Benchmark:	2.000% due February 15, 2022

Treasury Price and Yield:	99-13+, 2.064%

Spread to Benchmark Treasury:	92 bps

Re-offer Yield:	2.984%

Coupon:	2.875%

Ranking:	The 2022 Notes are unsecured and will rank equally with all of the Issuer’s other unsecured and unsubordinated indebtedness

Use of Proceeds:	General corporate purposes, including repayment of commercial paper and repayment of US$625 million global bonds due March 29, 2012 and €1,250 million medium-term notes due April 4, 2012

Joint Active Book-Running Managers:	Barclays Capital Inc. J.P. Morgan Securities LLC

Joint Passive Book-Running Managers:	BNP Paribas Securities Corp. RBS Securities Inc. UBS Securities LLC

CUSIP:	055451AQ1

ISIN:	US055451AQ16

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free at 1-888-603-5847 or emailing barclaysprospectus@broadridge.com or by calling J.P. Morgan Securities LLC on 1-212-834-4533.

Filed pursuant to Rule 433

Registration No. 333—162380

February 21, 2012

Pricing Details on BHP Billiton Senior 4.125% Fixed Rate Notes due 2042

Issuer:	BHP Billiton Finance (USA) Limited

Guarantors:	BHP Billiton Plc and BHP Billiton Limited

Security:	4.125% Guaranteed Senior Notes due 2042 (the “2042 Notes”)

Format:	SEC Registered

Principal Amount:	US$1,000,000,000

Denomination:	The 2042 Notes will be issued in denominations of US$2,000 and integral multiples of US$1,000

Pricing Date:	February 21, 2012

Settlement Date:	February 24, 2012

Maturity Date:	February 24, 2042

Interest Payment Dates:	August 24 and February 24 of each year, commencing on August 24, 2012

Public Offering Price:	Per Note: 98.258%. Total: US$982,580,000

Proceeds to Issuer:	US$973,830,000

Treasury Benchmark:	3.125% due November 15, 2041

Treasury Price and Yield:	98-13, 3.208%

Spread to Benchmark Treasury:	102 bps

Re-offer Yield:	4.228%

Coupon:	4.125%

Ranking:	The 2042 Notes are unsecured and will rank equally with all of the Issuer’s other unsecured and unsubordinated indebtedness

Use of Proceeds:	General corporate purposes, including repayment of commercial paper and repayment of US$625 million global bonds due March 29, 2012 and €1,250 million medium-term notes due April 4, 2012

Joint Active Book-Running Managers:	Barclays Capital Inc. J.P. Morgan Securities LLC

Joint Passive Book-Running Managers:	BNP Paribas Securities Corp. RBS Securities Inc. UBS Securities LLC

CUSIP:	055451AR9

ISIN:	US055451AR98

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free at 1-888-603-5847 or emailing barclaysprospectus@broadridge.com or by calling J.P. Morgan Securities LLC on 1-212-834-4533.

Filed pursuant to Rule 433

Registration No. 333—162380

February 21, 2012

Pricing Details on BHP Billiton Senior Floating Rate Notes due 2014

Issuer:	BHP Billiton Finance (USA) Limited

Guarantors:	BHP Billiton Plc and BHP Billiton Limited

Security:	Guaranteed Senior Floating Rate Notes due 2014 (the “2014 Notes”)

Format:	SEC Registered

Principal Amount:	US$1,000,000,000

Denomination:	The 2014 Notes will be issued in denominations of US$2,000 and integral multiples of US$1,000

Pricing Date:	February 21, 2012

Settlement Date:	February 24, 2012

Maturity Date:	February 18, 2014

Interest Payment and Reset Dates:	May 18, August 18, November 18, and February 18 of each year, commencing on May 18, 2012

Public Offering Price:	Per Note: 100%. Total: US$1,000,000,000

Proceeds to Issuer:	US$998,000,000

Coupon:	3-month USD LIBOR plus the Spread except that the initial interest rate period will be short and based on a linear interpolation between 2-month USD LIBOR and 3-month USD LIBOR

Spread:	27 bps

Ranking:	The 2014 Notes are unsecured and will rank equally with all of the Issuer’s other unsecured and unsubordinated indebtedness

Use of Proceeds:	General corporate purposes, including repayment of commercial paper and repayment of US$625 million global bonds due March 29, 2012 and €1,250 million medium-term notes due April 4, 2012

Joint Active Book-Running Managers:	Barclays Capital Inc. J.P. Morgan Securities LLC

Joint Passive Book-Running Managers:	BNP Paribas Securities Corp. RBS Securities Inc. UBS Securities LLC

CUSIP:	055451AM0

ISIN:	US055451AN84

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free at 1-888-603-5847 or emailing barclaysprospectus@broadridge.com or by calling J.P. Morgan Securities LLC on 1-212-834-4533.

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